SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 25, 1999

                             HOLMES PRODUCTS CORP.

               (Exact Name of Registrant as Specified in Charter)


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
Massachusetts                        333-44473               04-2768914

(State of Other Jurisdiction         (Commission File        (IRS Employer
Incorporation)                        Number)                Identification No.)
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                    233 Fortune Boulevard, Milford, MA 01757
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (508) 634-8050

                                 Not applicable

         (Former Name or Former Address, if changed since Last Report)
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Item 5. Other Events.

              The Company intends to enter into a purchase agreement pursuant to which it shall offer in a private placement approximately $30.0 million in aggregate principal amount of its 9 7/8% Senior Subordinated Notes due 2007 (the "Notes") (the "Note Offering"). To ensure that the public is provided with the same disclosure as that contained in the proposed offering memorandum relating to the Note Offering, certain information expected to be set forth in such offering memorandum, including financial information, is set forth in
        Exhibit 99.1 hereof.

              The securities offered pursuant to the Note Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Notes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

              Exhibit 99.1 Excerpts of information to be set forth in the proposed offering memorandum relating to the Note Offering

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Holmes Products Corp.
                                   (Registrant)


                                   By:    /s/ Ira B. Morgenstern
                                          --------------------------------------
                                   Name:  Ira B. Morgenstern
                                   Title: Senior Vice President - Finance


Dated: January 26, 1999

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                                 EXHIBIT INDEX

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Exhibit
Number    Description

99.1 Excerpts of information to be set forth in the proposed offering memorandum relating to the Note Offering.
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